Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Bruce Rodgers, certify that:

1. I have reviewed this annual report on Form 10-K/A of LM Funding America, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Bruce Rodgers
April 29, 2024	Bruce Rodgers
CEO and Chief Executive Officer
(Principal Executive Officer)